Exhibit 12

                          STOCK PURCHASE AGREEMENT


         AGREEMENT dated as of June 6, 2001 between Michael J. Scharf (the "Purchaser") and Performance Capital L.P., a limited partnership organized under the laws of the state of New York (the "Seller").

         WHEREAS the Seller wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Seller, for the consideration hereinafter provided, an aggregate of 331,100 shares of the Common Stock, par value $ .001 per share (the "Shares") of Niagara Corporation, a Delaware corporation (the "Company");

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Seller represents and warrants that: (a) the seller is the record and beneficial owner of the Shares, free and clear of all and any encumbrance whatsoever, (b) the seller has been duly organized, and is validly existing and in good standing under the laws of the State of New York, has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions thereof, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement, (c) this Agreement has been dully executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, neither the execution and delivery of this Agreement nor the consummation by the Seller of the transactions contemplated hereof will result in a violation of, or default under, or conflict with, or require any consent approval or notice under, any contract, commitment, trust, agreement, obligation or any other arrangement to which the Seller is a party or by which the Seller is bound or to which the Shares are subject, (d) subject to restrictions on retransfer imposed by the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder (the "Securities Act"), the transfer of the Shares to the Purchaser hereunder will pass good and marketable title to the Shares, free and clear of any claims, charges, liens, proxies, encumbrances and security interests, (e) there are no restrictions on the right of the Seller to vote the Shares,
(f) the Seller has not taken any action which will result in the Purchaser being liable for any finder's or broker's fee in connection with the purchase of the Shares, (g) Seller has relied solely on the publicly available information concerning the Company (including the financial statements included in the Company's filings with the Securities and Exchange Commission) in making the determination to enter into this Agreement, and (h) the seller has substantial experience in evaluating and investing in securities in companies similar to the Company so that the Seller is capable of evaluating the merits and risks of the transaction contemplated by this Agreement and has the capacity to protect its own interests, and the Seller has had the opportunity to, whether it chose to do so, to consult with an attorney, accountant or investment advisor of its own choice with respect to the transaction contemplated by this Agreement and its suitability and tax consequences for the Seller.

         2. The Purchaser represents and warrants that: (a) the Purchaser has full legal right, power and authority to enter into and perform this Agreement, (b) this Agreement is a valid and binding Agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, and (c) the Purchaser is acquiring the Company Shares for his own account and not with any view to their distribution or transfer to any other person or entity except in accordance with the requirements and provisions of the Securities Act, [and, in the case of a proposed distribution or transfer without registration under the Securities Act, such distribution or transfer will only be consummated after receipt of an opinion of counsel to the Company that such distribution or transfer may be made without such registration.]

         3. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Seller, and the Seller shall sell to the Purchaser, the Shares. The purchase price per Share shall be $ 2.50 (the "Purchase Price"). The closing under this Agreement (the "Closing") shall take place at the offices of Performance Capital L.P., simultaneously with the execution of this Agreement, or as soon thereafter as practicable. At the Closing, the Seller shall deliver to the Purchaser (a) certificates, duly endorsed or accompanied by stock powers duly executed in blank with signatures guaranteed by a national bank or trust company or member firm of the New York Stock Exchange and otherwise in form acceptable for transfer on the books of the Company, representing the Shares, and (b) a duly authorized and signed proxy card in a form acceptable by the Company appointing the Purchaser to vote the Shares. The Purchaser shall deliver to the Seller a certified or bank cashier's check, payable in United States currency to the order of the Seller, or a wire transfer of immediately available funds in an amount equal to $827,750.

         If at any time during the 365 day period following the Closing, the Purchaser shall purchase more than 50,000 Shares of Niagara Corporation from one seller at a price in excess of $ 2.50 per share, Purchaser shall remit to the Seller an additional amount (the "Additional Amount") equal to the product of 331,100 x the excess above $2.50 less
(.06 x $ 827,750 x number of days from closing date).
                             -----------------------
                                      365
This additional amount shall be paid within 10 days of each such purchase.

         4. The obligation of the Seller to sell the Shares to the Purchaser at the Closing is subject to fulfillment of the following conditions:

                  (a) the representations and warranties of the Purchaser in paragraph 2 above shall be true when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing;

                  (b) the Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by the Purchaser at or prior to the Closing; and

                  (c) the Seller shall not be enjoined, or otherwise prohibited by an order of a court of competent jurisdiction, from selling any of the Shares pursuant to this Agreement.

         5. The obligation of the Purchaser to purchase the Shares from the Seller at the Closing is subject to the fulfillment of the following conditions:

                  (a) the representations and warranties of Seller in paragraph 1 above shall be true when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing;

                  (b) the Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by the Seller at or prior to the Closing; and

                  (c) the Purchaser shall not be enjoined, or otherwise prohibited by an order of a court of competent jurisdiction, from purchasing any of the Shares pursuant to this Agreement.

         6. All representations, warranties and agreements made by the Seller and the Purchaser in this Agreement shall survive the Closing.

         7. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, executors, beneficiaries, representatives and successors of the parties hereto.

         8. All fees and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby will be borne by the Purchaser. All fees and expenses incurred by the Seller in connection with this Agreement and the transactions contemplated hereby will be borne by the Seller.

         9. This Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original instrument.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

         11. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt) as follows:

                           (a)      If to the Purchaser, to:
                                    Michael J. Scharf
                                    667 Madison Avenue
                                    New York, New York 10021

                           (b)      If to the Sellers, to:

                                    Mr. Brian Warner
                                    Performance Capital L.P.
                                    767 Third Avenue
                                    New York, New York 10017

                                    with a copy to:


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        /s/ Michael Scharf
                                        ____________________________________
                                        Michael J. Scharf, Purchaser



                                        /s/ Brian Warner
                                        ____________________________________
                                        Performance Capital L.P.